EXHIBIT 10.1

ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE OR ANY PORTION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT THE PROPOSED TRANSFER MAY BE MADE WITHOUT VIOLATION OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAW.

$1,000,000	August 3, 2020

BASANITE, INC.
(a Nevada corporation)

20% SECURED CONVERTIBLE PROMISSORY NOTE
Due On or Before February 3, 2021

BASANITE, INC., a Nevada corporation (the “Company”), for value received and intending to be legally bound, hereby promises to pay to the order of The Richard A. LoRicco Sr. and Lucille M. LoRicco Irrevocable Insurance Trust DTD 4/28/95, Louis Demaio as Trustee, as Agent (the “Agent”) for itself and [_____________] (collectively, the “Holders”), the principal amount of One Million Dollars (the “Principal Amount”) on or before February 3, 2021 (the “Maturity Date”), together with interest thereon at the rate of 20% per annum (the “Interest”), as set forth herein (the “Note”).

1.

Security: As security for the obligations set forth in this Note, and as more fully described in the Security Agreement entered into by the Company and Agent herewith, the Company grants to Agent for the benefit of the Holders a security interest in, among other things, all equipment owned by the Company.

2.

Convertible Note:  By accepting this Note, Agent on behalf of the Holders hereby acknowledges that this Note has not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and Agent on behalf of the Holders represent that they are acquiring this Note and will acquire any shares issued upon conversion hereof, for their own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of such securities and Holders agree to reaffirm, in writing, this investment representation at the time of exercise of the conversion right set forth herein.

3.

Principal and Interest Payment:  The Company shall pay (or cause to be paid) interest to the Agent on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 20% per annum, accrued monthly for the first four months of this Note and payable in cash in US Dollars thereafter until the Maturity Date of February 3, 2021, unless the Note is converted or prepaid prior to the Maturity Date.  In the event the Note is converted any and all accrued but unpaid interest on the Note shall be satisfied in connection with such conversion and cancelled pursuant to terms of the Section 4(a) below.  In the event the Note is prepaid in full any and all accrued but unpaid interest on the Note shall be due and payable at such time.

4.

Conversion of Note by the Agent:  This Note may be converted (“Conversion”) into shares of Common Stock of the Company (the “Common Stock”) by Agent for the benefit of the Holders as follows:

(a)

Subject to and upon compliance with the provision of this Section 4, upon three (3) days’ notice to the Company, the Agent for the benefit of the Holders may convert the unpaid principal balance of the Note (and any accrued and unpaid interest) into fully-paid and non-assessable shares of Common Stock, par value $0.001 per share, of the Company (the “Shares”) at the conversion rate equal to the per share cash price paid for the Shares by any third party investor(s) with total proceeds to the Company of not less than $500,000 (the “Conversion Price”). Upon conversion, the principal and any accrued and unpaid interest thereon shall be canceled.  Shares issuable upon conversion of the Note shall be issued in the name of the Holders and shall be transferrable only in accordance with all of the terms and restrictions contained herein. Holders represent that they are an “accredited investor” as defined by the Act and has reviewed the Company’s filings with the Securities and Exchange Commission and has not relied on any other information when entering into this Note.

(b)

Fractional Shares:   No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holders would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(c)

Reclassification or Change:  Whenever any reclassification or change of the outstanding shares of Common Stock shall occur (other than a change in par value, or from par value to no par, or from no par to par value, or as a result of a subdivision or combination), effective provision shall be made whereby the Holders shall have the right, at any time thereafter, to receive upon conversion of the Note the kind of stock, other securities or property receivable upon such reclassification by a holder of the number of share of Common Stock issuable upon conversion of this Note immediately prior to such reclassification. Thereafter, the rights of the parties hereto with respect to the adjustments of the amount of securities or other property obtainable upon conversion of this Note shall be appropriately continued and preserved, so as to afford as nearly as may be possible protection of the nature afforded by this subparagraph (e).

5.

Securities Laws and Restrictions:  This Note and the Common shares issuable upon conversion have not been registered for sale under the Act, and neither this Note nor those shares nor any interest in this Note nor those shares may be sold, offered for sale, pledged or otherwise disposed of without compliance with applicable securities laws, including, without limitation, an effective registration statement relating thereto or delivery of an opinion of counsel acceptable to the Company that such registration is not required under the Act. Holders have reviewed the Company’s periodic and annual reports as filed with the Securities and Exchange Commission (the “SEC Reports”) and has based its investment decision solely on the information contained in the SEC Reports.  Holders represent and warrant individually that they are an “accredited investor” as defined under the Act.

6.

Negative Covenant: Prior to the payment in full in cash in US Dollars of this Note (or conversion in accordance with its terms), the Company shall not incur any additional debt or equity investments without the Agent’s consent.

7.

Events of Default:  If any of the following conditions or events (“Events of Default”) shall occur and shall be continuing:

(i)

if the Company shall materially default in the performance of or compliance with any material term contained herein and such default shall not have been remedied within twenty days after written notice thereof from the Agent to the Company; or

(ii)

if the Company shall make an assignment for the benefit of creditors, or a voluntary petition for reorganization under Title 11 of the Unites States Code (“Title 11”) shall be filed by the Company or an order shall be entered granting relief to the Company under Title 11 or a petition shall be filed by the Company in bankruptcy, or the Company shall be adjudicated as bankrupt, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

(iii)

if within 120 days after the commencement of an action against the Company seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or nullified or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 120 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company such appointment shall not have been vacated;

then, and in any such event, the Agent may at any time (unless such Event of Default shall theretofore have been remedied) at its option, by written notice to the Company, declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, together with interest accrued thereon, and thereafter interest shall be due, at the rate per annum hereinabove provided, on the entire principal balance until the same is fully paid, and on any overdue interest (but only to the extent permitted by law), without presentment, demand, protest or notice, all of which are hereby waived, subject however, to the other terms, including those relating to subordination, of this Note.  No course of dealing and no delay on the part of Agent in exercising any right shall operate as a waiver thereof or otherwise prejudice Agent’s rights, powers or remedies.  No right, power or remedy conferred by this Note upon Agent shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

8.

Notice:  All notices required or permitted to be given under this Note shall be in writing (delivered by hand or sent certified or registered mail, return receipt requested, or by nationally recognized overnight courier service) addressed to the respective party at the address indicated on the signature page of this Note. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the third business day following the date of mailing, if sent by nationally recognized overnight courier service or (ii) upon actual receipt by the party to whom such notice is required to be given.

9.

Governing Law and Jurisdiction:  The Note shall be governed by the laws of the State of Florida. This Note and all issues arising out of this Note will be governed by and construed solely and exclusively under and pursuant to the laws of the State of Florida. Each of the parties hereto expressly and irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in Broward County, Florida.

10.

Severability:  If any provision, paragraph or subparagraph of this Note is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Note, including any other provision, paragraph or subparagraph. Each provision, paragraph or subparagraph of this Note is separable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant.

11.

Amendment:  This Note may only be amended in writing, duly endorsed by the parties hereto.

12.

Heading:  The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

BASANITE, INC.:

AGENT:

HOLDER:

HOLDER: